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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
MGI PHARMA, Inc.:

We consent to the use of our reports dated February 11, 2003 with respect to the balance sheets of MGI PHARMA, Inc. as of December 31, 2001 and 2002, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, incorporated by reference herein, and to the reference to our firm under the heading "Experts" in the prospectus.



                                       /s/ KPMG LLP


Minneapolis, Minnesota
June 16, 2003